 Exhibit 99.1

GILLA’S PRIVATE PLACEMENT OVERSUBSCRIBED; RELEASES 2016 YEAR END RESULTS

New York, NY – (April 5th, 2017) - Gilla Inc. (“Gilla” or the “Company”) (OTCQB: GLLA), the fast-growing designer, manufacturer and marketer of E-liquid for vaporizers, today provided a corporate update which highlighted the oversubscription of the Company’s non-brokered private placement for total gross proceeds of over $1.64 million along with the release of the Company’s financial results for the year ended December 31, 2016.

CORPORATE UPDATE

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The Company oversubscribed and closed its non-brokered private placement (the “Offering”), announced in January of 2017, targeting gross proceeds of up to $1.5 million through the issuance of private placement units (the “Units”). The Offering was oversubscribed and the Company exercised its right to increase the Offering by up to thirty percent and closed the Offering with total gross proceeds of over $1.64 million through the issuance of 16,401,998 Units. The Offering was issued and sold at a price of $0.10 per Unit, each Unit consisting of one common share of the Company (the “Common Shares”) and one half common share purchase warrant (the “Warrants”). Each full Warrant entitling the holder to purchase one common share of the Company at a price of $0.20 per share for a period of twelve months from closing.

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The Company continues to evaluate and pursue new business verticals that complement the Company’s current expertise in the E-liquid and vapor products industry. The Company has identified the cannabis concentrates sector as a viable new business vertical and is in the process of identifying and establishing relationships with existing operators around the globe for product licensing opportunities. Gilla aims to build and license a broad portfolio of cannabis concentrate products with a multi-jurisdictional distribution strategy that leverages its existing sales and distribution platform along with the Company’s branding and expertise in E-liquid as a nicotine delivery solution.

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The Company’s board of directors had previously approved the Company to proceed with an application for listing on the Canadian Securities Exchange (the “CSE”). Having now released the financial results for the year ended December 31, 2016, the Company intends to complete and submit a preliminary prospectus with the Ontario Securities Commission (the “OSC”) for review and comments as soon as practically possible. The Company will be submitting the preliminary prospectus with the OSC congruently with an application for listing on the CSE. The Company is now targeting such listing during the second quarter of 2017.

Q4 2016 HIGHLIGHTS

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For the three months ended December 31, 2016 (“Q4”), the Company generated $1,233,791 in revenue through sales of proprietary E-liquid and other vaping products as compared to $1,048,474 in revenue during the three months ended September 30, 2016 (“Q3”); a quarter-over-quarter organic revenue growth of 18%.

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The Company continued to generate high gross profit margins of 68% in Q4 as compared to 69% in Q3.

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Revenue generated outside of North America grew to 80% of total Q4 sales in comparison to 47% of total Q3 sales reflecting the Company’s deliberate focus on diversifying its revenue across international markets.

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The administrative costs including sales and marketing expenses reduced to $1,175,933 in Q4 from $1,331,755 in Q3, reflecting the realization of significant cost savings from the consolidation and integration of operating activities during the second half of fiscal 2016.

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Net loss amounted to $1,058,879 in Q4 as compared to a net loss of $1,043,234 in Q3.

FY 2016 HIGHLIGHTS

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For the year ended December 31, 2016, the Company generated $4,550,793 in revenue through sales of proprietary E-liquid and other vaping products as compared to $1,163,096 in revenue for the year ended December 31, 2015. The Company was focused on building international sales during fiscal 2016 having recently developed and acquired its manufacturing operations, premium portfolio of E-liquid brands and a global distribution platform during fiscal 2015. During the year ended December 31, 2016, the Company generated 57% of total sales in the United States, 42% of total sales in Europe and 1% of total sales in Canada, a result of the Company’s growing international presence stemming from Gilla’s industry leading product portfolio of E-liquid brands.

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The Company’s gross profit margin for the year ended December 31, 2016 was 58% as compared to 22% for the year ended December 31, 2015. The increase was attributable to a transition to higher margin sales of premium E-liquid products during fiscal 2016 from lower margin private-label sales during fiscal 2015.

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Net loss amounted to $4,500,206 for the year ended December 31, 2016 as compared to a loss of $3,048,337 for the year ended December 31, 2015.

“Fiscal 2016 was a transformational year for Gilla where a shift towards offering multiple proprietary E-liquid brands across international markets has shown significant revenue growth and global diversification,” stated Graham Simmonds, Chairman and CEO of Gilla. “With a strong international sales and distribution platform now established, Gilla’s goals for 2017 will be to further advance its E-liquid revenues around the world while also building out its cannabis concentrates product portfolio and related licensing relationships.”

Neither the Common Shares nor the common shares issuable upon exercise of the Warrants thereof will be registered under the Securities Act of 1933, as amended, or any state securities laws and they may not be offered or sold in the United States absent of registration or an applicable exemption from registration requirements. The Units were sold in a private placement to accredited investors in the United States and pursuant to Regulation S outside the United States. This press release does not constitute a solicitation or offering to purchase the Units or any other securities of the Company. All references to dollar amounts in this press release are in United States Dollars unless stated otherwise.

About Gilla Inc.

Gilla Inc. manufactures, markets and distributes E-liquid, which is the liquid used in vaporizers, E-cigarettes, and other vaping hardware and accessories. E-liquid is heated by the atomizer to deliver the sensation of smoking. Gilla aims to be a global leader in delivering the most efficient and effective vaping solutions for nicotine and cannabis related products. The Company provides consumers with choice and quality across various categories and price points. Gilla’s proprietary product portfolio includes the following brands: Coil Glaze™, Siren, The Drip Factory, Craft Vapes™, Craft Clouds, Surf Sauce, Vinto Vape, VaporLiq, Vape Warriors, Vapor’s Dozen, Miss Pennysworth’s Elixirs, The Mad Alchemist™, Replicant, Enriched CBD and Crown E-liquid™.

Forward-looking Statements

Note: This press release contains “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain. Gilla Inc. cannot provide assurances that the matters described in this press release will be successfully completed or that the company will realize the anticipated benefits of any transaction. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: global economic and market conditions; the war on terrorism and the potential for war or other hostilities in other parts of the world; the availability of financing and lines of credit; successful integration of acquired or merged businesses; changes in interest rates; management’s ability to forecast revenues and control expenses, especially on a quarterly basis; unexpected decline in revenues without a corresponding and timely slowdown in expense growth; the company’s ability to retain key management and employees; intense competition and the company’s ability to meet demand at competitive prices and to continue to introduce new products and new versions of existing products that keep pace with technological developments, satisfy increasingly sophisticated customer requirements and achieve market acceptance; relationships with significant suppliers and customers; as well as other risks and uncertainties, including but not limited to those detailed from time to time in Gilla Inc. SEC filings. Gilla Inc. undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with Gilla Inc.’s business, please refer to the risks and uncertainties detailed from time to time in Gilla Inc.’s SEC filings.

For more information, please visit gilla.com, or contact:

Mr. Bradford Long
Investor Relations
T: 1 (888) 994-GLLA (4552)
E: brad.long@gilla.com

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